EXHIBIT 10.24

AMENDED CONSULTING AGREEMENT DATED FEBRUARY 28, 2002, BETWEEN THE COMPANY, T.M. WILLIAMS (ROW), LTD., AND T.M. WILLIAMS

TM Williams (ROW) Inc.
TV1 02P
Anguilla
British West Indies

Attention: Mr. Donald Curtis

And

Mr. T. M. Williams
#203 Shakespeare Tower
London, England
EC2Y 8DR

     RE: Amendment to the Consultancy Agreement dated August 17, 2001

Dear Sirs:

Further to our discussion, we have agreed to amend the Consultancy Agreement between us dated August 17, 2001 as follows:

We have agreed, effective with the month commencing March 1, 2002, to substitute Clause 6 — Compensation stated herein:

“6. COMPENSATION

In consideration of the Consultancy and the Release, the Consultant shall be entitled to receive from the Company:

6.1	for each calendar month or part thereof during the duration of the agreement the sum of twenty thousand dollars in lawful money of the United States of America (US$20,000),

payable monthly in arrears in accordance with the provisions set out below or as may be agreed in writing from time to time by the parties hereto.”

With the following Clause 6:

“6. COMPENSATION

In consideration of the Consultancy and the Release, the Consultant shall be entitled to receive from the Company:

6.1	for each calendar month or part thereof during the duration of the agreement 10% of the Operating Profit of said month payable on the 15th day of the following month to a maximum of US$25,000 per month. Operating Profit is defined as the total Revenue received from the business of the Company less all operating expenses for that month, but not including those expenses, whether capitalized or not, paid for additional development of the Companies software or website.”

Any and all compensation paid, or accrued, prior to March 1, 2002 is deemed fully earned and is to be retained or paid as the circumstance dictates. Please indicate your concurrence with the stated amendment by signing where indicated, below.

We thank you for agreeing to this modification to the Agreement and continue to look forward to a long and fruitful relationship.

Yours truly,

Jeremy Black
CFO, Bingo.com, Inc.

Signed by Donald R. Curtis, Director
for and on behalf of
TM Williams (ROW) Inc. in the presence of:—

/s/ M. H. Ross	/s/ D. R. Curtis

Witness

Signed by Jeremy Black, CFO for and on behalf of BINGO.COM, Inc. in the presence of:—

/s/ R. Morandin	/s/ J. Black

Witness

Signed by T. M. Williams In the presence of:—

/s/ R. Morandin	/s/ T. M. Williams

Witness